SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. __)

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CORPAS INVESTMENTS, INC.

(Name of Registrant as Specified in Its Charter)

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CORPAS INVESTMENTS, INC.

1800 Peachtree Street, Suite 620

Atlanta, Georgia 30309

(404) 365-9799

INFORMATION STATEMENT PURSUANT TO SECTIONS 14(C) AND (F)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about January __, 2002 to the holders of record at the close of business on January __, 2002, (the "Record Date") of the common stock, $0.001 par value per share (the "Common Stock") of Corpas Investments, Inc. (the "Company"), in connection with the action by the holders of majority of the Company's issued and outstanding shares which approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares to 75,000,000 (the "Increase Amendment"), and to announce the appointment of certain persons to the Board of Directors of the Company other than at a meeting of the shareholders of the Company.

Only shareholders of record at the close of business on January __, 2002, are entitled to notice of the action taken. There will be no vote by the shareholders of the Company on the Increase Amendment because it has already been approved by the written consent of the holders of a majority of the shares of the Company as allowed by Section 607.0704 of the Florida Business Organizations Code. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Increase Amendment. At January __, 2002, the Company had outstanding 49,503,970 shares of common stock, $0.001 par value, each of which was entitled to one vote. Shareholders holding 30,000,000 shares, or 60.6% of the outstanding shares, signed a written consent to approve the Increase Amendment on or about January __, 2002. This Information Statement is first being mailed to shareholders on or about January __, 2002.

The reasons for the ratification and approval of the Increase Amendment are described in more detail in this Information Statement.

CORPAS INVESTORS, LLC TRANSACTION

On August 6, 2001, the Board of Directors of the Company approved an Agreement dated July 31, 2001 by and between the Company and Corpas Investors, LLC ("Investors"), under which the Company sold Investors 30,000,000 shares of common stock for $25,000. Investors is owned equally by Robert J. Mottern and Kevin Welch. Pursuant to the Agreement, Ross Love, the Company's sole officer and director, resigned. Mr. Mottern and Mr. Welch were appointed to the board of directors of the Company. Mr. Mottern was appointed chairman and chief executive officer. Mr. Welch was appointed treasurer, secretary and chief financial officer of the Company.

The Company entered into the transaction with Investors because Investors will be able to provide the necessary funding and services to file any and all delinquent reports of the Company under the Securities Exchange Act of 1934, which the Company determined will enhance its ability to raise capital to turnaround its existing business or acquire other businesses. Any such transaction may likely result in a further change of control of the Company. There is no assurance that the Company will be successful in raising capital or in locating a suitable acquisition candidate, or that the terms of any such transaction will be favorable to existing shareholders.

A copy of the Agreement was filed with the U.S. Securities and Exchange Commission (the "Commission") as an exhibit to the Company's report on Form 8-K dated August 6, 2001. The foregoing description is qualified by such reference.

CHANGES IN CONTROL OF THE COMPANY

Management of the Company, prior to the Acquisition (collectively referred to as "Prior Management") is set forth below:
Name	Position
Ross A. Love	Chairman, Chief Executive Officer

Prior Management resigned effective as of August 6, 2001, and the following individuals (collectively referred to as "New Management") were nominated to assume the positions set forth next to their names:
Name	Age	Position
Robert J. Mottern	42	Chief Executive Officer and Chairman of the Board of Directors
Kevin Welch	40	Director, Secretary, Treasurer, Chief Financial Officer

Robert J. Mottern, Chairman and Chief Executive Officer - Mr. Mottern has been the Company's Chairman and CEO since August 2001. Mr. Mottern principal occupation is as an attorney specializing in corporate and securities matters. Mr. Mottern has been a shareholder of Weizenecker, Rose, Mottern and Fisher, P.C. since July 2001. From April 2000 to June 2001, Mr. Mottern was a shareholder in Mottern, Fisher and Goldman, P.C. From June 1997 to March 2000, Mr. Mottern was a shareholder of Mottern, Fisher and Rosenthal, P.C. Prior to June 1997, Mr. Mottern was a partner in Mottern and Van Gelderen. Mr. Mottern graduated from the University of Missouri-Columbia with a B.S.B.A. in Economics in 1981. Mr. Mottern graduated from Stanford Law School with a J.D. degree in 1984.

Kevin Welch, Director, Secretary and Treasurer - Mr. Welch has served as a director and officer of the Company since August 2001. Since 1999, Mr. Welch has been a managing director of Emerging Growth Partners, Inc., a consulting firm specializing in mergers and acquisitions, and financial advice. From 1994 to 1999, Mr. Welch was an officer and director of Sutana Corporation and Novante Communications Corporation. Sutana Corporation is engaged in merchant banking venture capital for emerging growth companies. Novante Corporation is a financial consulting firm which advises on business and financing goals, strategic issues, and business opportunities. Mr. Welch graduated from the University of Southern California with a B.S. in Finance and is a graduate of the University's Entrepreneur program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 13, 2001, with respect to the beneficial ownership of the Company's common stock by (i) each person or entity known to own beneficially more than 5% of the Company's common stock, (ii) all directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Robert J. Mottern 1800 Peachtree Street, Suite 620 Atlanta, Georgia 30309	15,000,000	30.3%
Kevin Welch 468 North Camden Dr., Suite 200 Beverly Hills, California 90210	15,000,000	30.3%
All Officers and Directors as a Group	30,000,000	60.6%

(1) Based upon 49,503,970 common shares issued and outstanding as of January 2, 2002.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by the Company's Chief Executive Officers during the last three fiscal years and other officers who received compensation in excess of $100,000 during any of the last three fiscal years. In accordance with Item 402(a)(5), the Company has omitted certain columns from the table required by Item 402(b).

Summary Compensation Table
	Annual Compensation		Long-term Compensation
Name and Principal Position	Year	Salary ($)	Restricted Stock Award(s) $	Securities underlying options/SARs (#)
Roy Meadows, Chairman, President and Chief Executive Officer	2000 1999 1998	0 0 0	0 0 0	0 0 0
Ross A. Love, Chairman and Chief Executive Officer (1)	2000 1999 1998	$120,000 $23,077 0	0 0 0	4,500,000 0 0
Molly A. Miles, Chief Executive Officer (2)	2000 1999 1998	$100,000 0 0	120,000 0 0	2,228,265 0 0

(1) Mr. Love's compensation is based on an employment agreement which obligated the Company to pay him an annual salary of $120,000 per year. However, because of the Company's cessation of operations, not all of this amount was paid in 2000, and likely will not be paid.

(2) Ms. Miles' compensation is based on an employment agreement which obligated the Company to pay her an annual salary of $150,000 from May 2000. However, because of the Company's cessation of operations, not all of this amount was paid in 2000, and likely will not be paid. Pursuant to a consulting agreement dated April 28, 2000, Ms. Miles received a restricted stock aware of 10,000 shares of common stock, which was valued at the closing price on that date of $12.00 per share.

Option/SAR Grants in Last Fiscal Year

Set forth below is the table required by Item 402(c) for each of the named executive officers:

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year (1)	Exercise Price or Base Price ($/Sh)	Market Price on Date of Grant	Expiration Date
Ross A. Love (2)	3,000,000	24.3%	$1.50	$4.50	December 31, 2009
Ross A. Love (3)	1,500,000	12.2%	$1.50	$4.50	December 31, 2009
Molly A. Miles (4)	2,228,265	18.1%	$1.00	$0.75	September 25, 2010
Molly A. Miles (5)	271,735	2.2%	$1.25	$0.75	September 25, 2010

(1) Based on 12,323,500 total options issued to officers and employees in 2000.

(2) The options vest pursuant to the following schedule: 1,500,000 shares on June 1, 2000; 250,000 shares on the first day of each calendar month for six calendar months commencing on July 1, 2000.

(3) The options vest pursuant to the following schedule: 250,000 shares on April 25, 2000, and 41,667 shares on the 25th day of each calendar month for 33 calendar months commencing on May 25, 2000.

(4) The options vest pursuant to the following schedule: 172,100 shares on September 25, 2000; 114,231 shares on each of October 17, 2000, November 17, 2000 and December 17, 2000; and 51,923 on the 17th day of each month commencing on January 17, 2001.

(5) The options vest pursuant to the following schedule: 36,232 shares on September 25, 2000; 12,077 shares on each of October 17, 2000, November 17, 2000 and December 17, 2000; 6,039 on the 17th day of each month commencing on January 17, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of securities underlying unexercised options/SARs at Fiscal Year End (#) exercisable/unexercisable	Value of unexercised in-the-money options/SARs at Fiscal Year End ($) exercisable/unexercisable(1)
Ross A. Love	--	--	3,458,336/1,041,664	$0/$0
Molly A. Miles	--	--	587,257/1,912,743	$0/$0

(1) Based on a closing price of $0.21 per share at the end of fiscal 2000.

Employment and Deferred Compensation Agreements

Effective November 24, 1999, Ross Love entered into an Employment Agreement with the Company. The Employment Agreement provides that Mr. Love will serve as Chairman of the Board and Chief Executive Officer. The Employment Agreement provides for a base salary of $120,000. Mr. Love will also be eligible for annual bonuses under the terms of the Employment Agreement. The Employment Agreement provides the Mr. Love may receive incentive compensation consisting of stock options, restricted stock or any other type of compensation allowed under an approved incentive compensation plan. The Employment Agreement is subject to confidentiality and noncompete provisions.

In 2000, Molly Miles entered into an employment agreement with the Company. The Employment Agreement provides that Ms. Miles will serve as Chief Executive Officer. The Employment Agreement provides for a base salary of $150,000. The Employment Agreement provides the Ms. Miles may receive incentive compensation consisting of stock options, restricted stock or any other type of compensation allowed under an approved incentive compensation plan. The Employment Agreement is subject to confidentiality and noncompete provisions.

During 2000, the Company entered into substantially identical employment agreements with a number of officers and employees. The employment agreements generally provide for a base salary, a three year term, bonuses, eligibility for stock options, and are subject to noncompete and confidentiality provisions. The Company ceased operations on January 27, 2001, and is liable under the employment agreements for the full compensation to the employee. Set forth below is a summary of the employment arrangements with the officers and employees where the Company is obligated to pay compensation in excess of $100,000 per year:
Name	Title	Base Salary	No. of Options	Exercise Price
Gene Fein	President	$120,000	1,500,000	$1.50
Sam Estrin	Chief Technical Officer	$120,000	1,500,000	$1.50
Carl Allison	Senior Vice President, Finance	$120,000	100,000	$1.50
Craig Caryl	Senior Vice President, Production	$120,000	400,000	$1.50
Jonathan Loew	Executive Vice President, Business Development	$120,000	1,000,000	$1.50
Joey Quarles	Senior Vice President, Retail Sales and Marketing	$100,000	100,000	$1.50
Gail Rosenblum	Senior Vice President, Legal and Business Affairs	$120,000	100,000	$1.50

The Company did not grant any options or stock appreciation rights or make an award under any long-term incentive plan to any of its named executive officers during the last fiscal year. The Company did not reprice any options or stock appreciation rights during the last fiscal year.

The Company does not have any employment agreements with its current officers - Robert J. Mottern and Kevin Welch - and does not compensate them in any manner.

Compensation of Directors

The Company currently does not pay its directors any compensation for their services as directors, but would reimburse directors for any reasonable out-of-pocket expenses incurred in attendance at board meetings or any expenses generated in connection with the performance of services on the behalf of the Company.

AMENDMENT TO INCREASE AUTHORIZED SHARES TO 75,000,000 SHARES

The Company is presently authorized to issue 333,333 shares of common stock, par value $0.001 per share, of which 330,027 are issued and outstanding. Therefore, there are not sufficient authorized shares to issue additional share to settle the Company's obligations to its creditors and to acquire another entity to provide value to shareholders. Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of common stock by approving the Increase Amendment. The Increase Amendment will increase the number of authorized shares of common stock to 75,000,000. In the event the Increase Amendment is not approved, the Company will not be able to issue sufficient shares to settle its debts and acquire another company.

No vote of holders of outstanding shares of the Company, other than those shareholders who have already approved the action, is necessary for approval of the Increase Amendment. It is anticipated that the Increase Amendment will be filed of record between 21 and 25 days after this Information Statement is first mailed to shareholders. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Increase Amendment. In the event the Company does not consummate the Acquisition for any reason, the Company does not plan to file the Increase Amendment.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

INCORPORATION BY REFERENCE

The following documents filed with the Commission by the Company are hereby incorporated by reference into this Information Statement:

  Report on Form 10-KSB for the year ended December 31, 2000;
  Reports on Form 10-QSB for the interim periods ended March 31, 2001, June 30, 2001, and September 30, 2001;
  Current Report on Form 8-K dated August 6, 2001.

Dated this ___ day of January, 2002

/s/ Robert J. Mottern

________________________________

Robert J. Mottern, Chairman and Chief Executive Officer